UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  July 2, 2014
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

951 Gateway Boulevard
South San Francisco, California 94080
(650) 238-9600
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 2, 2014, Theravance, Inc. announced that ANORO® (umeclidinium/vilanterol “UMEC/VI”) is now available in the United Kingdom as a once-daily, maintenance bronchodilator treatment to relieve symptoms in adult patients with chronic obstructive pulmonary disease.  ANORO® is a once-daily combination treatment comprising two bronchodilators, UMEC, a long-acting muscarinic antagonist (LAMA), and VI, a long-acting beta2 agonist (LABA), in a single inhaler, the ELLIPTA®. The licensed strength in Europe is UMEC/VI 55mcg / 22mcg and priced at £32.50 (x30 dose).  The launch of ANORO® follows the marketing authorization approval by the European Commission in May 2014. Under the terms of the 2002 LABA collaboration agreement, Theravance, Inc. is obligated to make a milestone payment to GlaxoSmithKline plc (GSK) of $15 million (USD) following the launch of ANORO® in Europe.  Further information and resources for healthcare professionals including prescribing information are available from respiratory.gsk.co.uk. For the EU Summary of Product Characteristics for ANORO®, please visit: http://ec.europa.eu/health/documents/community-register/index_en.htm.  UMEC/VI has been developed under the 2002 LABA collaboration agreement between Glaxo Group Limited and Theravance, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: July 2, 2014	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Financial Officer